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EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
PacificHealth Laboratories, Inc.

We consent to the inclusion of our report dated February 12, 2003 on our audit of the balance sheet of PacificHealth Laboratories, Inc. as of December 31, 2002 and the related statements of operations, stockholders' equity and cash flows for the year then ended included herein and to the reference to our firm under the heading "Experts" in the registration statement.


/s/ EISNER LLP

Eisner LLP
Florham Park, New Jersey
January 12, 2004